Exhibit 99.1

Solaris Oilfield Infrastructure Announces First Quarter 2019 Results

First Quarter 2019 Highlights

•     Net income of $23.4 million, or $0.43 per diluted Class A share, for the quarter ended March 31, 2019

•	Adjusted EBITDA of $35.1 million for the quarter ended March 31, 2019

•     Positive free cash flow of $2.6 million for the quarter ended March 31, 2019

•     Paid a regular quarterly dividend of $0.10 per share on March 29, 2019

HOUSTON, April 30, 2019 (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris” or the “Company”), a leading independent provider of supply chain management and logistics solutions designed to drive efficiencies and reduce costs for the oil and natural gas industry, today reported financial results for the first quarter 2019.

First Quarter 2019 Financial Review

Solaris reported net income of $23.4 million, or $0.43 per diluted Class A share, for first quarter 2019, compared to net income of $24.7 million, or $0.47 per diluted Class A share, in fourth quarter 2018 and net income of $13.4 million, or $0.23 per diluted Class A share, in first quarter 2018. Adjusted pro forma net income for first quarter 2019 was $21.6 million, or $0.46 per fully diluted share, which was flat on a total dollar basis and up $0.01 per fully diluted share from fourth quarter 2018 and increased $7.2 million and $0.15 per fully diluted share compared to first quarter 2018. A description of adjusted pro forma net income and a reconciliation to net income attributable to Solaris, its most directly comparable generally accepted accounting principles (“GAAP”) measure, and the computation of adjusted pro forma earnings per fully diluted share are provided below.

Adjusted EBITDA for first quarter 2019 was $35.1 million, an increase of $0.3 million compared to fourth quarter 2018 and an increase of $13.2 million from first quarter 2018. A description of adjusted EBITDA and a reconciliation to net income, its most directly comparable GAAP measure, is provided below.

Revenues were $55.1 million for first quarter 2019, a decrease of $2.2 million, or 4%, compared to fourth quarter 2018, and an increase of $19.1 million, or 53%, compared to first quarter 2018.

During the first quarter 2019, an average of 114 mobile proppant management systems were fully utilized, a 6% decline from the 121 fully utilized systems averaged in the fourth quarter of 2018, and a 34% increase compared to first quarter 2018. The sequential decline in fully utilized systems during the first quarter of 2019 was primarily due to the delayed impact of reduced industry activity levels that occured during the fourth quarter 2018 resulting from Solaris’ monthly rental revenue model.

The Company previously used revenue days, the combined number of days that its systems earned revenue during the quarter, as a measure of business activity. Going forward, the Company believes the fully utilized sytem count will be a more comparative metric to measure period-over-period changes in the Company’s rental activity as it will normalize for varying calendar days period-over-period.

Capital Expenditures, Free Cash Flow and Liquidity

The Company invested $20.4 million during first quarter 2019, which included investments to add two mobile proppant management systems and the majority of investment required to add 7 mobile chemical management systems to the fleet. The Company currently has 162 mobile proppant management systems and expects to have 10 mobile chemical management systems available in the coming weeks, which reflects a slight delay from the Company’s prior manufacturing schedule due to right sizing at the Company’s manufacturing facility and design modifications based on field trial learnings on the Company’s new mobile chemical management systems. The Company continues to expect capital expenditures for the full year 2019 in the range of $40-60 million.

Free cash flow during the first quarter 2019 was $2.6 million, which represented the first quarter of recurring positive free cash flow for the Company. The Company had free cash flow of $22.8 million in fourth quarter of 2018, which included a one-time non-recurring payment related to a contract amendment of approximately $26.0 million.

During the first quarter, the Company repaid all of the $13 million drawn under its credit facility as of December 31, 2018. On April 26, 2019, the Company amended its credit facility to increase the revolver to $50 million, with availability based on a total leverage covenant of 2.5x total debt to EBITDA. The amendment increases the company’s revolver size by $30 million and includes an accordion feature, which could increase total availability under the facility to $75 million. As of April 30, 2019, the Company currently has approximately $70 million of liquidity, including approximately $20 million in cash and $50 million of availability under its undrawn credit facility.

Operational Update and Outlook

Based on current industry activity levels, the Company believes it has approximately one third of overall U.S. wellsite proppant storage market share, which continues to represent the leading share. The Company expects to end the second quarter 2019 with 164 mobile proppant management systems and 14 mobile chemical management systems in the rental fleet.

Solaris’ Chairman and Chief Executive Officer Bill Zartler commented, “I’m proud that our team was able to deploy systems steadily during the first quarter despite a relatively flat US frac crew count. We are currently back to Q4 activity levels as we continue to demonstrate the savings, efficiency and safety our solutions provide for our customers. I’m also excited about our product development pipeline as we continue to make progress with our new chemical systems as well as work towards other innovative solutions to drive additional efficiencies for our customers.”

Quarterly Cash Dividend and Board of Directors Update

On March 13, 2019, the Company announced that its Board of Directors had declared its second quarterly cash dividend of $0.10 per share of Class A common stock, which was paid on March 29, 2019 to holders of record as of March 22, 2019. A distribution of $0.10 per unit was also approved for holders of units in Solaris Oilfield Infrastructure, LLC (“Solaris LLC”).

The Company also announced that Ms. Cynthia Durrett was appointed to the Company’s Board of Directors (the “Board”), effective March 12, 2019. Ms. Durrett currently serves as the Company’s Chief Administrative Officer. With the addition of Ms. Durrett, the Board is now composed of eight members, including six independent directors.

Conference Call

The Company will host a conference call to discuss its first quarter 2019 results on Wednesday, May 1, 2019 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 413-3978. To join the conference call from outside of the United States, participants may dial (412) 317-6594. When instructed, please ask the operator to be joined to the Solaris Oilfield Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website at http://www.solarisoilfield.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 10130607. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) manufactures and rents mobile equipment that drives supply chain and execution efficiencies in the completion of oil and natural gas wells. Solaris’ patented mobile proppant management systems and [patent pending] mobile chemical management systems are deployed in many of the most active oil and natural gas basins in the United States, including the Permian Basin, Eagle Ford Shale, STACK/SCOOP formation, Marcellus and Utica Shales, Haynesville Shale, Rockies and the Bakken formation. Additional information is available on the Solaris website, www.solarisoilfield.com.

Website Disclosure

We use our website (www.solarisoilfield.com) as a routine channel of distribution of company information, including news releases, analyst presentations, and supplemental financial information, as a means of disclosing material non-public information and for complying with our disclosure obligations under the Securities and Exchange Commission’s (the “SEC”) Regulation FD. Accordingly, investors should monitor our website in addition to following press releases, SEC filings and public conference calls and webcasts. Additionally, we provide notifications of news or announcements on our investor relations website. Investors and others can receive notifications of new information posted on our investor relations website in real time by signing up for email alerts.

None of the information provided on our website, in our press releases, public conference calls and webcasts, or through social media channels is incorporated by reference into, or deemed to be a part of, this Current Report on Form 8-K or will be incorporated by reference into any other report or document we file with the SEC unless we expressly incorporate any such information by reference, and any references to our website are intended to be inactive textual references only.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of forward-looking statements include, but are not limited to, statements we make regarding management changes, the outlook for the operation of our Kingfisher Facility, current and potential future long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2019	2018	2018
Revenue
System rental	$37,348	$27,405	$39,083
System services	11,437	7,509	13,511
Transloading services	5,833	450	4,236
Inventory software services	506	654	507
Total revenue	55,124	36,018	57,337
Operating costs and expenses
Cost of system rental (excluding $5,226, $2,635 and $4,792 of depreciation and amortization for the three months ended March 31, 2019 and 2018 and December 31, 2018, respectively, shown separately)	2,347	1,418	2,180
Cost of system services (excluding $398, $237 and $385 of depreciation and amortization for the three months ended March 31, 2019 and 2018 and December 31, 2018, respectively, shown separately)	13,619	9,106	15,942
Cost of transloading services (excluding $409, $5 and $410 of depreciation and amortization for the three months ended March 31, 2019 and 2018 and December 31, 2018, respectively, shown separately)	710	332	778
Cost of inventory software services (excluding $193, $212 and $196 of depreciation and amortization for the three months ended March 31, 2019 and 2018 and December 31, 2018, respectively, shown separately)	135	256	183
Depreciation and amortization	6,345	3,202	5,908
Salaries, benefits and payroll taxes	2,342	2,621	2,411
Selling, general and administrative (excluding $119, $113 and $125 of depreciation and amortization for the three months ended March 31, 2019 and 2018 and December 31, 2018, respectively, shown separately)	1,686	1,880	1,685
Other operating expenses	213	1,677	75
Total operating cost and expenses	27,397	20,492	29,162
Operating income	27,727	15,526	28,175
Interest expense, net	(111)	(84)	(103)
Total other income (expense)	(111)	(84)	(103)
Income before income tax expense	27,616	15,442	28,072
Provision for income taxes	4,181	2,027	3,420
Net income	23,435	13,415	24,652
Less: net income related to non-controlling interests	(11,118)	(7,485)	(11,767)
Net income attributable to Solaris	$12,317	$5,930	$12,885

Earnings per share of Class A common stock - basic	$0.43	$0.24	$0.47
Earnings per share of Class A common stock - diluted	$0.43	$0.23	$0.47

Basic weighted average shares of Class A common stock outstanding	28,028	23,884	27,050
Diluted weighted average shares of Class A common stock outstanding	28,115	24,073	27,162

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash	$9,351	$25,057
Accounts receivable, net	40,330	39,746
Prepaid expenses and other current assets	4,358	5,492
Inventories	10,399	10,470
Total current assets	64,438	80,765
Property, plant and equipment, net	310,504	296,538
Operating lease right-of-use assets	8,348	—
Goodwill	17,236	17,236
Intangible assets, net	4,345	4,540
Deferred tax assets	25,258	24,624
Other assets	1,424	1,454
Total assets	$431,553	$425,157
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,400	$9,127
Accrued liabilities	9,969	12,658
Current portion of deferred revenue	12,990	12,990
Current portion of operating lease liabilities	565	—
Current portion of finance lease liabilities	35	35
Other current liabilities	77	515
Total current liabilities	26,036	35,325
Senior secured credit facility	—	13,000
Deferred revenue, net of current	9,333	12,468
Operating lease liabilities, net of current	8,352	—
Finance lease liabilities, net of current	149	154
Payables related to Tax Receivable Agreement	66,648	56,149
Other long-term liabilities	598	633
Total liabilities	111,116	117,729
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 600,000 shares authorized, 30,401 issued and 30,282 outstanding as of March 31, 2019 and 27,091 issued and 27,000 outstanding as of December 31, 2018	304	271
Class B common stock, $0.00 par value, 180,000 shares authorized, 16,382 shares issued and outstanding as of March 31, 2019 and 19,627 issued and outstanding as of December 31, 2018	—	—
Additional paid-in capital	131,740	126,347
Retained earnings	51,983	43,317
Treasury stock (at cost), 119 shares and 91 shares as of March 31, 2019 and December 31, 2018, respectively	(1,845)	(1,414)
Total stockholders' equity attributable to Solaris and members' equity	182,182	168,521
Non-controlling interest	138,255	138,907
Total stockholders' equity	320,437	307,428
Total liabilities and stockholders' equity	$431,553	$425,157

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$23,435	$13,415
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,345	3,202
Loss on disposal of asset	213	3
Stock-based compensation	862	1,513
Amortization of debt issuance costs	79	63
Deferred income tax expense	3,992	1,906
Other	2	(9)
Changes in assets and liabilities:
Accounts receivable	(584)	(7,087)
Prepaid expenses and other assets	1,131	(2,569)
Inventories	(3,545)	(7,124)
Accounts payable	(5,027)	510
Accrued liabilities	(759)	620
Deferred revenue	(3,134)	—
Net cash provided by operating activities	23,010	4,443
Cash flows from investing activities:
Investment in property, plant and equipment	(20,370)	(41,160)
Investment in intangible assets	—	(6)
Cash received from insurance proceeds	24	—
Net cash used in investing activities	(20,346)	(41,166)
Cash flows from financing activities:
Payments under finance leases	(9)	(7)
Payments under insurance premium financing	(439)	—
Proceeds from stock option exercises	266	676
Payments related to purchase of treasury stock	(431)	—
Repayment of senior secured credit facility	(13,000)	—
Payments related to debt issuance costs	—	(954)
Distribution and dividend paid to Solaris LLC unitholders and Class A common shareholders	(4,757)	—
Net cash provided by financing activities	(18,370)	(285)
Net increase (decrease) in cash	(15,706)	(37,008)
Cash at beginning of period	25,057	63,421
Cash at end of period	$9,351	$26,413
Non-cash activities
Investing:
Capitalized depreciation in property, plant and equipment	$186	$140
Property and equipment additions incurred but not paid at period-end	240	6,267
Cash paid for (received from):
Interest	119	11

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED EBITDA

(In thousands)

(Unaudited)

We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non-recurring gains, losses or expenses.

We believe that our presentation of EBITDA and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended
	March 31,		December 31,
	2019	2018	2018

Net income	$23,435	$13,415	$24,652
Depreciation and amortization	6,345	3,202	5,908
Interest expense, net	111	84	103
Income taxes (1)	4,181	2,027	3,420
EBITDA	$34,072	$18,728	$34,083
IPO bonuses (2)	—	588	—
Stock-based compensation expense (3)	862	925	720
Non-recurring cash bonuses (4)	—	1,679	—
Loss on disposal of assets	213	3	76
Adjusted EBITDA	$35,147	$21,923	$34,879

(1)Federal and state income taxes.

(2)Represents stock-based compensation expense related to restricted stock awards with one-year vesting of $588 in the three months ended March 31, 2018 that were granted to certain employees and consultants in connection with the IPO.

(3)Represents stock-based compensation expense related to restricted stock awards of $862, $925 and $720 in the three months ended March 31, 2019 and 2018.

(4)Certain performance-based cash awards paid in connection with the purchase of Railtronix upon the achievement of certain financial milestones.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED PRO FORMA NET INCOME AND ADJUSTED PRO FORMA EARNINGS PER FULLY DILUTED SHARE

(In thousands)

(Unaudited)

Adjusted pro forma net income represents net income attributable to Solaris assuming the full exchange of all outstanding membership interests in Solaris LLC not held by Solaris Oilfield Infrastructure, Inc. for shares of Class A common stock, adjusted for certain non-recurring items that the Company doesn't believe directly reflect its core operations and may not be indicative of ongoing business operations. Adjusted pro forma earnings per fully diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding Solaris LLC Units, after giving effect to the dilutive effect of outstanding equity-based awards.

When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding Solaris LLC Units, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in net income attributable to Solaris as a result of increases in its ownership of Solaris LLC, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should not be considered alternatives to net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the net income attributable to Solaris. Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma net income to net income attributable to Solaris, the most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully diluted share are set forth below.

	Three months ended
	March 31,		December 31,
	2019	2018	2018
Numerator:
Net income attributable to Solaris	$12,317	$5,930	$12,885
Adjustments:
Reallocation of net income attributable to non-controlling interests from the assumed exchange of LLC Interests(1)	11,118	7,485	11,767
IPO bonuses (2)	—	588	—
Non-recurring cash bonuses (3)	—	1,679	—
Loss on disposal of assets	213	3	76
Income tax expense	(2,036)	(1,235)	(3,128)
Adjusted pro forma net income	$21,612	$14,450	$21,600
Denominator:
Weighted average shares of Class A common stock outstanding - diluted	28,115	24,073	27,162
Adjustments:
Assumed exchange of Solaris LLC Units for shares of Class A common stock (1)	19,165	23,202	20,742
Adjusted pro forma fully weighted average shares of Class A common stock outstanding - diluted	47,280	47,275	47,904
Adjusted pro forma earnings per share - diluted	$0.46	$0.31	$0.45

(1)

Assumes the exchange of all outstanding Solaris LLC Units for shares of Class A common stock at the beginning of the relevant reporting period, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.

(2)

Represents stock-based compensation expense related to restricted stock awards with one-year vesting of $588 in the three months ended March 31, 2018 that were granted to certain employees and consultants in connection with the IPO.

(3)	Certain performance-based cash awards paid in connection with the purchase of Railtronix upon the achievement of certain financial milestones.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solarisoilfield.com